UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 2, 2007

GENTA INCORPORATED
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)

000-19635 (Commission File Number)		33-0326866 (IRS Employer Identification No.)

200 Connell Drive Berkeley Heights, NJ (Address of Principal Executive Offices)		07922 (Zip Code)

(908) 286-9800
(Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01

Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard;

  Transfer of Listing.

On May 2, 2007, Genta Incorporated (the “Company”) received a Staff Determination letter from The NASDAQ Stock Market (“NASDAQ”) stating that the Company has not regained compliance with the $1.00 minimum closing bid price requirement set forth in Marketplace Rule 4450(a)(5).  The Staff Determination letter further states that the Company’s common stock will be delisted on May 11, 2007, unless the Company requests a hearing to appeal the determination to delist its common stock to a NASDAQ Listing Qualifications Panel (the “Panel”).  The Company plans to request such a hearing with the Panel, which will automatically stay the delisting until the Panel reaches a decision.  The Panel will typically hold a hearing to consider an appeal within 45 days after the appeal is made, and it may take up to 30 days after the hearing for the Panel to make a decision on the appeal.

At the hearing, the Company intends to present a plan, which includes a reverse stock split, for its continued listing on the NASDAQ Global Market.  There can be no assurance that the Panel will grant the Company’s request for continued listing on the NASDAQ Global Market.  If the Panel determines not to continue to list the Company’s common stock on the NASDAQ Global Market, the Company intends to request that the Panel permit the Company to transfer its common stock to the NASDAQ Capital Market.  The Company currently complies with all the requirements for initial listing on the NASDAQ Capital Market, except for the $1.00 minimum closing bid price.  Under the rules of the NASDAQ Capital Market, if the Company’s application to the NASDAQ Capital Market is accepted, the Company would have an additional grace period of 180 days to comply with the $1.00 minimum closing bid price requirement of the NASDAQ Capital Market, thereby providing the Company with sufficient time to effect a reverse stock split, if required, in order to meet the $1.00 bid price requirement.  If transferred to the NASDAQ Capital Market, the Company cannot provide assurance that in the future it will continue to meet the initial listing requirements of the NASDAQ Capital Market.

The Company cannot provide assurance that the Panel will permit the Company to transfer its common stock to the NASDAQ Capital Market.  If the Panel does not permit the Company to transfer to the NASDAQ Capital Market and determines to delist the Company, the common stock may trade on the National Association of Securities Dealers’ OTC Bulletin Board.  However, the Company’s common stock would not be immediately eligible to trade on the OTC Bulletin Board unless an independent market-maker (not the Company) makes an application to register in and quote the common stock in accordance with the Securities and Exchange Commission’s rules and such application is cleared.  In the event of a delisting, the Company intends to request that a market−maker make an application to register in and quote the Company’s common stock on the OTC Bulletin Board, but there can be no assurance that a market maker will make such application or that such application will be approved.

A copy of the Company’s press release announcing the Company’s plan to appeal the staff determination letter is attached hereto as Exhibit 99.1.

Item 9.01

Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release, dated May 2, 2007, relating to the receipt of the staff determination letter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENTA INCORPORATED

	By:	/s/ Richard J. Moran
		Name:	Richard J. Moran
		Title:	Senior Vice President, Chief Financial Officer and Corporate Secretary

Dated: May 7, 2007